Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3, No. 333-280310) of Century Therapeutics, Inc.,
2)	Registration Statement (Form S-3, No. 333-279422) of Century Therapeutics, Inc.,
3)	Registration Statement (Form S-8, No. 333-277930) pertaining to the 2021 Equity Incentive Plan of Century Therapeutics, Inc.,
4)	Registration Statement (Form S-8 No. 333-270649) pertaining to the 2021 Equity Incentive Plan of Century Therapeutics, Inc.,
5)	Registration Statement (Form S-8 No. 333-263666) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Century Therapeutics, Inc.,
6)	Registration Statement (Form S-8 No. 333-257644) pertaining to the 2018 Stock Option and Grant Plan, 2021 Equity Incentive Plan, and the 2021 Employee Stock Purchase Plan of Century Therapeutics, Inc.,
7)	Registration Statement (Form S-8 No. 333-285936) pertaining to the 2021 Equity Incentive Plan of Century Therapeutics, Inc.
8)	Registration Statement (Form S-3 No. 333-288616) of Century Therapeutics, Inc.
9)	Registration Statement (Form S-3 No. 333-293228) of Century Therapeutics, Inc.

of our report dated March 12, 2026, with respect to the consolidated financial statements of Century Therapeutics, Inc. included in this Annual Report (Form 10-K) of Century Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 12, 2026